Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-139509, 333-151571, 333-167381, 333-177818, 333-206931, and 333-223045 each on Form S-8 of our reports dated February 24, 2020, relating to the consolidated financial statements of IPG Photonics Corporation and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of IPG Photonics Corporation for the year ended December 31, 2019.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 24, 2020